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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc. of our report dated March 30, 2012, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the proxy statement/prospectus.

/s/ VAVRINEK, TRINE, DAY & CO., LLP Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
December 13, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM